Exhibit 4.431

/Emblem of the Russian Federation/

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF COMMUNICATIONS, INFORMATION TECHNOLOGY AND MASS MEDIA

LICENSE

No. 182309 dated April 06, 2020

For Rendering

Telematic services

This License is granted to

Limited Liability Company

MTS Media

Primary State Registration Number of a Legal Entity
(Individual Entrepreneur) (OGRN, OGRNIP)

1197746576060

Tax Identification Number (TIN)

7707434100

Location address (place of residence):

apt 6,  12 bldg 3, Petrovskiy brd, Moscow, 127051

The territory covered by telecommunications services is specified in the Appendix.

This License is granted for a term:

until April 06, 2025.

This License is granted by decision of the licensing body - Order dated April 06, 2020 No. 145-pчc

Appendix being an integral part of this license is executed on 2 sheets.

Deputy Head	/signature/ A.A. Pankov

Stamp here
Official seal:
MINISTRY OF TELECOM AND MASS COMMUNICATIONS
OF THE RUSSIAN FEDERATION
FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE
OF COMMUNICATIONS, INFORMATION TECHNOLOGY
AND MASS MEDIA
PSRN 1087746736296

CN 119364